股权置换协议

SHARE PURCHASE AGREEMENT

本《股权置换协议》（“本协议”）由以下双方于 2025 年 11 月 20 日（“生效日”）签署：

This Share Purchase Agreement (this “Agreement”) is entered into on November 20**, 2025** (the “Effective Date”) by and between:

第一条 协议双方

Article 1 Parties

1.1 出售方

出售方：RUBBER LEAF INC

一家依据美国内华达州法律合法设立并有效存续的公司。

1.1 Seller

Seller: RUBBER LEAF INC

a corporation duly organized and validly existing under the laws of the State of Nevada, United States.

1.2 购买方

购买方：上海永连森进出口有限公司

一家依据中华人民共和国法律合法设立并有效存续的有限责任公司。

1.2 Purchaser

Purchaser: Shanghai Yongliansen Import & Export Co., Ltd.

a limited liability company duly organized and validly existing under the laws of the People’s Republic of China (the “PRC”).

1.3 目标公司

目标公司：瑞博俐密封件（浙江）有限公司，其英文名称为 **RUBBER LEAF SEALING PRODUCTS (ZHEJIANG) Co., Ltd.**，简称“RLSP”。

1.3 Target Company

Target Company: 瑞博俐密封件（浙江）有限公司, whose English name is **RUBBER LEAF SEALING PRODUCTS (ZHEJIANG) Co., Ltd.** and is hereinafter referred to as “RLSP”.

出售方与购买方合称“双方”，单称“一方”。

The Seller and the Purchaser are hereinafter collectively referred to as the “Parties” and each as a “Party”.

第二条 背景说明

Article 2 Recitals

2.1 鉴于，出售方在本协议签署前合法持有目标公司 RLSP 100% 的股权；

2.1 WHEREAS, prior to the execution of this Agreement, the Seller legally owns 100% of the equity interests in the Target Company, RLSP;

2.2 鉴于，购买方希望受让，出售方希望向购买方转让上述股权，并根据本协议条款和条件完成该等股权的转让；

2.2 WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, such equity interests, and to consummate the transfer in accordance with the terms and conditions of this Agreement;

2.3 鉴于，为满足中国境内关于工商登记及行政合规的要求，目标公司股东变更登记已于 **2025 年 10 月 28 日** 在中华人民共和国主管市场监督管理局（"AMR"）办理完成，该等工商变更属于为本协议项下整体股权置换安排所预作的**程序性及形式性的前置步骤**，其本身**不构成本协议项下之商业"交割"或目标公司风险与收益在经济实质上的最终转移**；

2.3 WHEREAS, for purposes of complying with PRC corporate registration and administrative requirements, the change of registered shareholder of the Target Company was completed with the competent Administration for Market Regulation (the "AMR") on **October 28, 2025**, and such AMR registration was undertaken as a **procedural and formal prerequisite** for the overall equity swap arrangement contemplated under this Agreement and, by itself, **does not constitute the commercial "Closing" of the transaction nor the final economic transfer of risks and rewards in respect of the Target Company**;

2.4 双方确认，在 2025 年 10 月 28 日工商变更完成后至本协议签署之前，目标公司相关经营事项的重大决策、风险评估及商业安排仍在出售方或其指定人员的持续参与和监督之下；

2.4 The Parties acknowledge that, from the completion of the AMR registration on October 28, 2025 until the execution of this Agreement, major decisions, risk assessments and commercial arrangements relating to the Target Company continued to be made with the participation and oversight of the Seller or its designated personnel;

2.5 基此，双方在平等、自愿、诚实信用的基础上，经友好协商，就出售方向购买方转让目标公司全部股权事宜达成本协议。

2.5 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and on the basis of equality, free will and good faith, the Parties, through friendly consultation, hereby agree as follows.

第三条 定义

Article 3 Definitions

除非本协议上下文另有约定，下列术语具有如下含义：

Unless otherwise required by the context, the following terms shall have the meanings set forth below:

3.1 "转让股权"系指出售方在本协议项下拟向购买方转让的目标公司 100% 股权。

3.1 "Transferred Equity" means 100% of the equity interests in the Target Company to be transferred by the Seller to the Purchaser under this Agreement.

3.2 "交易价格"系指购买方就转让股权向出售方支付的总对价 3,000,000 美元。

3.2 "Purchase Price" means the total consideration of USD 3,000,000 to be paid by the Purchaser to the Seller for the Transferred Equity.

3.3 "交割"系指本协议项下约定的交割完成之时，即本协议所述商业条款生效、风险与收益在经济上实现转移以及双方权利义务正式开始履行之时。

3.3 "Closing" means the completion of the transaction contemplated herein, being the point in time when the commercial terms set forth in this Agreement become effective, the economic risks and rewards associated with the Transferred Equity are transferred, and the rights and obligations of the Parties formally commence.

3.4 "中国"或"中华人民共和国"不包括香港特别行政区、澳门特别行政区和台湾地区。

3.4 "PRC" or "China" excludes, for the purposes of this Agreement, the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

第四条 股权转让与交易价格

Article 4 Transfer of Equity and Purchase Price

4.1 股权转让

出售方同意依据本协议约定，将其持有的目标公司 100% 股权（即转让股权）出售、转让予购买方，购买方同意依本协议约定受让该等股权。

4.1 Transfer of Equity

The Seller agrees, in accordance with this Agreement, to sell, assign and transfer to the Purchaser 100% of the equity interests in the Target Company (i.e., the Transferred Equity), and the Purchaser agrees to purchase such equity interests from the Seller in accordance with this Agreement.

4.2 交易价格及支付方式

总交易价格为 **3,000,000 美元（USD 3,000,000）**[redacted]

4.3 付款安排的商业合理性

鉴于目标公司当前处于净负债状态，且存在历史诉讼、在审案件、潜在或有负债以及其他经营不确定性，双方确认：购买方将在本协议项下承接目标公司之全部资产及负债，上述分期付款安排系双方在平等、自主谈判及风险权衡的基础上形成，以较长支付周期作为购买方承担风险之合理补偿，具有真实商业目的与合理经济逻辑。

4.3 Commercial Reasonableness of Payment Schedule

In light of the Target Company's current net-liability position and its historical litigation, ongoing cases, potential contingent liabilities and other operational uncertainties, the Parties acknowledge that the installment structure reflects an arm's-length commercial arrangement whereby the Purchaser assumes all assets and liabilities of the Target Company, and the extended payment schedule constitutes reasonable compensation for such risks. The structure has genuine commercial purpose and reasonable economic substance.

第五条 资产与负债承接

Article 5 Assets and Liabilities

5.1 资产承接

自交割日起，购买方应促使目标公司承接并保留其名下全部资产，包括但不限于：

5.1 Assets Assumed

From and after the Closing, the Purchaser shall cause the Target Company to assume and retain all of its assets, including but not limited to:

（1）土地使用权； / land use rights;

（2）厂房及建筑物； / buildings and factory facilities;

（3）设备、机器及相关附属设备； / machinery, equipment and related auxiliary facilities;

（4）存货、原材料及在制品； / inventory, raw materials and work-in-process;

（5）与上述资产相关的其他一切权利与利益。 / and all other rights and interests related to the foregoing assets.

5.2 负债承接

自交割日起，与目标公司有关的以下事项均由购买方及/或目标公司自行承担，与出售方无关：

5.2 Liabilities Assumed

From and after the Closing, the following matters relating to the Target Company shall be solely borne by the Purchaser and/or the Target Company and shall have no recourse against the Seller:

（1）目标公司的一切既存债务与义务；

(1) all existing debts and obligations of the Target Company;

（2）未来可能发生的债务、损失及义务（包括或有事项）；

(2) all future debts, losses and obligations (including contingent matters);

（3）所有与目标公司相关的在审、未决及将来可能发生的诉讼、仲裁、行政处罚或其他争议。

(3) all ongoing, pending and potential future litigation, arbitration, administrative penalties or other disputes relating to the Target Company.

5.3 出售方免责

除本协议另有明确约定外，自交割日起，出售方不再就目标公司之任何债务、义务、损失或索赔向购买方或任何第三方承担责任。

5.3 Seller's Release

Except as expressly provided in this Agreement, from and after the Closing, the Seller shall not bear any liability towards the Purchaser or any third party for any debts, obligations, losses or claims of or relating to the Target Company, whether known or unknown, existing or contingent.

第六条 业务交接

Article 6 Operational Transition

6.1 订单及业务转移

双方确认，在交割日前，与目标公司相关的主要订单、客户合同及供货安排已根据出售方整

体业务规划和境内外架构安排，逐步调整和/或转移至出售方指定的其他主体。

6.1 Transfer of Orders and Business

The Parties confirm that, prior to the Closing, the principal orders, customer contracts and supply arrangements relating to the Target Company have been gradually adjusted and/or transferred to other entities designated by the Seller in accordance with the Seller's overall business planning and onshore/offshore structuring.

6.2 出售方不再参与经营

自交割日起，出售方不再参与目标公司的任何日常经营管理活动，亦无义务就目标公司的经营向购买方提供任何担保，但不影响出售方在本协议项下应享有的任何权利或应收取的任何对价。

6.2 No Post-Closing Operational Involvement

From and after the Closing, the Seller shall no longer participate in the day-to-day operations or management of the Target Company and shall not be obligated to provide any guarantee for the Target Company's operations, without prejudice to any rights or consideration to which the Seller is entitled under this Agreement.

第七条 陈述与保证

Article 7 Representations and Warranties

7.1 出售方的陈述与保证

出售方陈述并保证：其为 RLSP 转让股权的合法所有人，有完全权利和授权签署并履行本协议；本协议的签署与履行已获得出售方内部必要的公司授权，不会违反其公司章程或对其具有约束力的任何重大合同或法律文件；出售方向购买方提供的与目标公司相关的主要公司及财务信息，在所有重大方面真实、准确、完整且不存在故意重大遗漏。

7.1 Representations and Warranties of the Seller

The Seller represents and warrants that it is the lawful owner of the Transferred Equity of RLSP and has full right and authority to enter into and perform this Agreement; that the execution and performance of this Agreement have been duly authorized by all necessary corporate actions of the Seller and will not violate its organizational documents or any material contract or legal document binding upon it; and that the principal corporate and financial information relating to the Target Company provided by the Seller to the Purchaser is, in all material respects, true, accurate, complete and not intentionally misleading.

7.2 购买方的陈述与保证

购买方陈述并保证：其依据中国法律合法设立并有效存续，有完全民事行为能力签署并履行本协议；本协议的签署与履行已获得购买方内部必要的公司授权，不会违反其公司章程或对其具有约束力的任何重大合同或法律文件；购买方具备支付本协议项下交易价格所需的资金能力或合理的融资安排。

7.2 Representations and Warranties of the Purchaser

The Purchaser represents and warrants that it is duly organized and validly existing under the laws of the PRC and has full legal capacity to enter into and perform this Agreement; that the execution and performance of this Agreement have been duly authorized by all necessary corporate actions of the Purchaser and will not violate its articles of association or any material contract or legal document binding upon it; and that the Purchaser has, or will have, sufficient

financial resources or reasonable financing arrangements to pay the Purchase Price hereunder.

第八条 交割与工商变更特别声明

Article 8 Closing and PRC Registration

8.1 交割条件

本协议项下交割以以下条件全部满足或经双方书面豁免为前提：

8.1 Conditions to Closing

The Closing of the transaction contemplated herein shall be subject to the satisfaction, or written waiver by the Parties, of all of the following conditions:

（1）本协议已由双方授权代表正式签署；

(1) this Agreement has been duly executed by duly authorized representatives of both Parties;

（2）购买方已根据本协议向出售方支付第一期交易价格；

(2) the Purchaser has paid the first installment of the Purchase Price to the Seller in accordance with this Agreement;

（3）与目标公司股权变更相关的必要工商变更登记程序已完成或经双方确认不再需要进一步变更。

(3) the necessary AMR registration procedures relating to the equity change of the Target Company have been completed or are confirmed by the Parties as requiring no further changes.

8.2 工商变更与交割的关系特别声明

尽管目标公司股东变更登记已于 2025 年 10 月 28 日在 AMR 办理完成，双方明确确认：该工商变更属于中国法律框架下的程序性及形式性要求，其本身不构成本协议项下定义之“交割”；目标公司风险与收益在经济实质上的最终转移应以本协议项下交割完成为准，而非以工商变更登记日为准。

8.2 Special Acknowledgment Regarding PRC Registration and Closing

Notwithstanding that the change of registered shareholder of the Target Company has been completed with the AMR on October 28, 2025, the Parties expressly acknowledge that such AMR registration is a procedural and formal requirement under PRC law and, by itself, does not constitute “Closing” as defined in this Agreement; and that the final economic transfer of risks and rewards relating to the Target Company shall be determined with reference to the completion of the Closing under this Agreement rather than the date of AMR registration.

8.3 交割效果

自交割日起，转让股权所对应的一切权利、权益及义务由购买方享有并承担。

8.3 Effect of Closing

From and after the Closing, all rights, interests and obligations attached to the Transferred Equity shall be enjoyed and assumed by the Purchaser.

第九条 赔偿

Article 9 Indemnification

9.1 出售方赔偿

除本协议另有明确约定外，自交割日起，出售方不再就目标公司之任何债务、义务、损失或

索赔向购买方承担任何赔偿责任。

9.1 Indemnification by the Seller

Except as expressly provided herein, from and after the Closing, the Seller shall not be obligated to indemnify the Purchaser for any debts, obligations, losses or claims of or relating to the Target Company.

9.2 购买方赔偿

购买方同意，自交割日起，如因目标公司的资产、负债、经营活动或与之相关的任何索赔、争议而引起第三方向出售方提出任何主张，购买方应使出售方完全免责并对其进行全面赔偿。

9.2 Indemnification by the Purchaser

The Purchaser agrees that, from and after the Closing, if any third party makes any claim against the Seller arising out of the assets, liabilities, operations or any related matters of the Target Company, the Purchaser shall hold the Seller harmless and fully indemnify the Seller against all such claims.

第十条 保密

Article 10 Confidentiality

10.1 保密义务

在中国境内有关目标公司股权变更的全部程序（包括但不限于工商变更登记、税务备案、相关主管部门系统信息更新以及能够打印载明最新股东信息的《公司章程》）完全完成之前，除为遵守适用法律、法规或有权监管机关的强制要求所必需外，任何一方不得以任何方式向任何第三方披露本协议及本协议项下交易安排的存在、条款、商业目的、工商变更状态或相关信息，亦不得以任何明示或暗示方式导致该等信息被第三方知悉。

10.1 Confidentiality Obligations

Prior to the full completion of all PRC procedures relating to the equity change of the Target Company (including but not limited to AMR registration, tax filings, updates of information in relevant regulatory systems, and the issuance of updated Articles of Association reflecting the new shareholder information), neither Party shall, except as required by applicable laws, regulations or competent regulatory authorities, disclose to any third party the existence of this Agreement, the terms hereof, the commercial purpose of the transaction, the status of the AMR registration or any related information, nor shall either Party make any statement or take any action that may directly or indirectly cause such information to become known to any third party.

10.2 公告与公开声明

未经另一方事先书面同意，任何一方不得发布涉及本协议或本次股权转让的公告、新闻稿、公开声明或其他形式的信息披露，但法律或监管机关另有强制规定的除外。

10.2 Announcements and Public Statements

No Party shall, without the prior written consent of the other Party, issue any announcement, press release, public statement or other form of disclosure relating to this Agreement or the equity transfer contemplated hereby, except as otherwise required by law or by any competent regulatory authority.

10.3 保密条款的存续

本条项下保密义务在本协议终止或履行完毕后继续有效。

10.3 Survival

The confidentiality obligations under this Article shall survive the termination or completion of this Agreement.

第十一条 会计处理与信息披露

Article 11 Accounting Treatment and Disclosure

11.1 期后事项的性质

双方确认，2025 年 10 月 28 日目标公司股东工商变更登记事项，构成截至 2025 年 9 月 30 日止财务报表的**非调整性期后事项（non-recognized subsequent event）**，不构成对该等财务报表进行追溯调整的事项。

11.1 Nature of Subsequent Event

The Parties acknowledge that the AMR registration of the change of shareholder of the Target Company on October 28, 2025 constitutes a **non-recognized subsequent event** with respect to the financial statements of the Company as of and for the period ended September 30, 2025 and does not give rise to any obligation to retrospectively adjust such financial statements.

11.2 披露原则

该事项的商业与法律实质应结合本协议的签署及交割情况予以综合判断，并根据美国公认会计准则（US GAAP）、美国证券交易委员会（SEC）的适用披露要求以及公司审计师的专业意见进行适当披露。

11.2 Principles of Disclosure

The commercial and legal substance of such event shall be assessed in conjunction with the execution and Closing of this Agreement and shall be disclosed, as appropriate, in accordance with U.S. GAAP, the applicable disclosure requirements of the U.S. Securities and Exchange Commission (SEC), and the professional judgment of the Company's auditors.

第十二条 适用法律与争议解决

Article 12 Governing Law and Dispute Resolution

12.1 适用法律

本协议的订立、效力、解释和履行应分别受以下法律管辖：

12.1 Governing Law

The formation, validity, interpretation and performance of this Agreement shall be governed by:

（1）与出售方公司治理及其公司行为直接相关之事项，适用美国内华达州法律；

(1) the laws of the State of Nevada, United States, with respect to matters directly relating to the corporate governance and corporate actions of the Seller;

（2）与目标公司股权变更登记及中国境内履行相关之事项，适用中华人民共和国法律。

(2) the laws of the PRC with respect to matters relating to the equity registration of the Target Company and the performance of this Agreement within the PRC.

12.2 争议解决

因本协议引起或与本协议有关的任何争议，双方应首先通过友好协商解决；协商不成的，可提交有管辖权的法院或仲裁机构按适用法律予以裁决。

12.2 Dispute Resolution

Any dispute arising out of or in connection with this Agreement shall first be resolved through friendly consultations between the Parties; if no agreement can be reached, such dispute may be submitted to a court or arbitration institution of competent jurisdiction for resolution in accordance with the applicable laws.

第十三条 其他条款

Article 13 Miscellaneous

13.1 完整协议

本协议构成双方就本协议标的事项达成的完整协议，并取代此前双方就该等事项所进行的一切口头或书面的意向书、备忘录或其他协议、谅解。

13.1 Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior oral or written letters of intent, memoranda or other agreements or understandings between the Parties in relation thereto.

13.2 协议修改

对本协议的任何修改或补充均应以书面形式作出，并经双方授权代表签署后方为有效。

13.2 Amendment

Any amendment or supplement to this Agreement shall be made in writing and shall become effective only upon execution by duly authorized representatives of both Parties.

13.3 可分割性

如本协议任何条款在任何司法管辖区被视为无效、非法或不可执行，该等条款应在该司法管辖区范围内被视为从本协议中分离，且不影响本协议其他条款之效力。

13.3 Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be severed in such jurisdiction without affecting the validity and enforceability of the remaining provisions of this Agreement.

13.4 副本

本协议可签署若干份中英文对照文本，每份均具有同等法律效力；如中英文文本存在任何不一致之处，应以中文文本为准。

13.4 Counterparts

This Agreement may be executed in several counterparts in Chinese and English, each of which shall have the same legal effect. In the event of any inconsistency between the Chinese and English versions, the Chinese version shall prevail.

签署页

Signature Page

本页无正文，为《股权置换协议》签署页。

This page is the signature page to the Share Purchase Agreement.

出售方：RUBBER LEAF INC

Seller: RUBBER LEAF INC

签字 / By: ____________________

姓名 / Name: HUA WANG

职务 / Title: Chief Financial officer

日期 / Date: 2025 年 11 月 20 日

购买方：上海永连森进出口有限公司

Purchaser: Shanghai Yongliansen Import & Export Co., Ltd.

签字 / By: ____________________

姓名 / Name: 华琴芬

职务 / Title: 法人代表/董事

日期 / Date: 2025 年 11 月 20 日